Exhibit 99.2

FOR IMMEDIATE RELEASE-December 8, 2009

ANCHOR FUNDING SERVICES, INC.’s CO-CHAIRMEN AND INVESTOR  AGREE TO PROVIDE $3.7 MILLION SENIOR CREDIT FACILITY TO RECENTLY ACQUIRED COMPANY,  BROOKRIDGE FUNDING, LLC.

BOCA RATON, Fla., Dec. 8 /PRNewswire-FirstCall/ -- Anchor Funding Services, Inc.’s (OTC Bulletin Board Symbol “AFNG.OB”) Co-Chairmen, Morry F. Rubin and George Rubin, and an investor, through a newly organized entity, MGM Funding, LLC, have agreed to provide a $3.7 million Senior Credit Facility to Anchor’s 80% owned Purchase Order Financing Subsidiary, Brookridge Funding Services, LLC (‘Brookridge”) which recently acquired Brookridge Funding, LLC. Brookridge provides its specialty niche financing to small and mid-sized U.S. based businesses.

Morry F. Rubin, Chairman and CEO, stated “We are excited to make an equity investment in Anchor and to provide this Senior Credit Facility to Brookridge. The opportunities to provide financing to small and mid sized businesses remain strong given the environment of tight business credit; particularly, from traditional banks and institutional investors.”

Prior to the credit crisis which began approximately 14 months ago, Brookridge’s finance revenues were significantly greater than today. With this new $3.7 million credit facility and the additional $1.5 million equity investment from Anchor, its Co-Chairmen and Brookridge principals, Brookridge can now fulfill its revenue opportunities and meet its current demand from its clients and prospects for its financial products.

Brookridge Funding’s founders, Michael Hilton and John McNiff, will serve as Co-Presidents of the company. In discussing the transaction, Michael Hilton stated, “We are excited to be partnering with Anchor Funding Services, and utilizing our combined resources to continue to expand our financing capabilities within the purchase order and accounts receivable financing industry. It’s great to have the ability to meet the demand for our financial services and grow the company.”

About Brookridge

Since 1995, Brookridge has provided over $430 million of purchase order and accounts receivable financing to small and mid-sized U.S. businesses. The purchase order financing industry, a specialty niche funding sector, is not dominated by any single firm and serves to fill a critical need for companies requiring working capital to source goods from suppliers in order to fill customer purchase orders from credit worthy companies, Fortune 1000 corporations or government related entities. Purchase order financing for U.S. based firms supports payments for the flow of goods within the supply chain to suppliers for production of goods which ultimately reach the end consumer.

About Anchor

Anchor provides innovative accounts receivable funding to small and mid-size U.S. businesses.  Through our 80% owned subsidiary, Brookridge Funding Services, LLC, we provide purchase order financing solutions to firms requiring non-traditional financing for U.S. based clients conducting business with creditworthy firms domestically. Our funding facility which is based upon creditworthiness of accounts receivable, provides rapid and flexible financing to support small and mid-size businesses’ working capital needs.

Additional Information

For additional information, a copy of Anchor’s Form 8-K filed with the Securities and Exchange Commission on December 8, 2009 can be obtained on the Internet by going to www.sec.gov, clicking “Search for Company filings,” then clicking “Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification)”, typing in our company name and clicking “find Companies.”

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements.  The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company’s ability to attract and retain key personnel.

Contact Morry F. Rubin, Chairman and C.E.O. (866) 950- 6669 EXT 302
Email: mrubin@anchorfundingservices.com